QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NATURADE, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NATURADE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 31, 2003

To the Stockholders of NATURADE, INC.:

        Notice is hereby given that the annual meeting of the stockholders (the "Annual Meeting") of Naturade, Inc., a Delaware corporation (the "Company"), will be held on Thursday, July 31, 2003 at 9:00 a.m. (California time), at the Company's principal executive offices located at 14370 Myford Road, Irvine, California 92606, for the following purposes:

  (1)
  Election of Directors.    To elect six persons to the Board of Directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified. Four directors will be elected by the holders of the Common Stock and the holders of the Series B Convertible Preferred Stock voting on an as-converted basis with the holders of the Common Stock. The holders of the Series B Convertible Preferred Stock will elect two directors voting as a class.

  (2)
  Ratification of Appointment of Independent Auditors.    To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the year ended December 31, 2003.

  (3)
  Other Business.    To transact such other business as properly may come before the Annual Meeting or any adjournments or postponements thereof.

        Only persons who are stockholders of record at the close of business on June 2, 2003 (the "Stockholders") are entitled to receive notice of, and to vote in person or by proxy at, the Annual Meeting and at any adjournment or postponement thereof. All Stockholders are cordially invited to attend the Annual Meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE IMMEDIATELY TO INSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING AND TO HELP ASSURE A QUORUM. If you should decide to attend the Annual Meeting, you may revoke your proxy and vote in person. Stockholders may revoke any proxies granted hereunder (a) by delivering to the Secretary of the Company at the Company's offices at 14370 Myford Road, Irvine, California 92606 a written notice of such revocation, or (b) by presenting at the Annual Meeting a later dated proxy, or (c) by attending the Annual Meeting and voting in person.

        The Proxy Statement which accompanies this Notice contains additional information regarding the proposals to be considered at the Annual Meeting, and Stockholders are encouraged to read it in its entirety.

        As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials first will be mailed to Stockholders on or about June 27, 2003.

By Order of the Board of Directors,

NATURADE, INC.

/S/ BILL D. STEWART Bill D. Stewart, Chief Executive Officer
Irvine, California June 27, 2003

NATURADE, INC.
14370 Myford Road
Irvine, California 92606

PROXY STATEMENT

For the Annual Meeting of Stockholders
To Be Held on July 31, 2003

GENERAL INFORMATION

        This proxy statement (the "Proxy Statement") and the accompanying proxy card (the "Proxy") are furnished in connection with the solicitation of proxies by the Board of Directors of Naturade, Inc. (the "Company") for use at the annual meeting of stockholders to be held on Thursday, July 31, 2003 at 9:00 a.m. (California time), at the Company's principal executive offices located at 14370 Myford Road, Irvine, California 92606 (the "Annual Meeting"), and at any and all adjournments or postponements thereof. The Board of Directors has fixed June 2, 2003 as the record date (the "Record Date") for the Annual Meeting. Only holders of record of the common stock and the Series B Convertible Preferred Stock of the Company at the close of business on the Record Date (the "Stockholders") are entitled to notice of, and to vote in person or by proxy at, the Annual Meeting and any adjournments or postponements thereof. The persons named to serve as proxy holders (the "Proxy Holders") were selected by the Board of Directors of the Company. This Proxy Statement and the accompanying Proxy are being sent to Stockholders on or about June 27, 2003.

Matters To Be Considered

        The matters to be considered and voted upon at the Annual Meeting will be:

        1.    Election of Directors.    To elect six persons to the Board of Directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified. Four directors will be elected by the holders of the Common Stock and the holders of the Series B Convertible Preferred Stock voting on an as-converted basis together with the holders of the Common Stock. Two directors will be elected by the holders of the Series B Convertible Preferred Stock voting as a class. The following persons are the Board of Directors' nominees for the directors to be elected by the holders of the Common Stock and the holders of the Series B Convertible Preferred Stock:

    Lionel P. Boissiere, Jr.
    William B. Doyle, Jr.
    Bill D. Stewart
    David Weil

        Jay W. Brown and Robert V. Vitale are the Board of Directors' nominees for the directors to be elected by the holders of the Series B Convertible Preferred Stock voting as a class.

        2.    Ratification of Appointment of Independent Auditors.    To ratify the appointment of BDO Seidman, LLP as the Company's independent auditors for the year ending December 31, 2003.

        3.    Other Business.    To transact such other business as properly may come before the Annual Meeting or at any adjournments or postponements thereof.

Cost of Solicitation of Proxies

        This Proxy solicitation is made by the Board of Directors of the Company, and the Company will pay the cost of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement. The Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the

Stockholders. Proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit Proxies by telephone, facsimile or in person. The total estimated cost of this solicitation of Proxies is $25,000.

Outstanding Securities and Voting Rights; Revocability of Proxies

        The authorized capital of the Company consists of (i) 150,000,000 shares of common stock ("Common Stock"), of which 44,533,386 shares were issued and outstanding on the Record Date, (ii) 2,000,000 shares of non-voting common stock ("Non-Voting Common Stock"), of which 117,284 shares were issued and outstanding on the Record Date and (iii) 50,000,000 shares of preferred stock ("Preferred Stock"), of which 48,000,000 have been designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"). On the Record Date, 13,540,723 shares of Series B Preferred Stock were issued and outstanding.

        Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the Stockholders except the election of the two of the six Directors solely by the holders of the Series B Preferred Stock. Each Stockholder is entitled to a number of votes, in person or by proxy, equal to the number of shares of Common Stock into which the Series B Preferred Stock standing in his our her name on the books of the Company as of the Record Date are convertible, or any matter submitted to the stockholders. On the Record Date, each share of Series B Preferred Stock was convertible into 1.093329 shares of Common Stock. The holders of the Series B Preferred Stock vote together with the holders of the Common Stock on all matters submitted to the holders of the Common Stock, including the election of four of the six directors to be elected at the Annual Meeting. In addition, the holders of the Series B Preferred Stock are entitled to elect two additional directors.

        A majority of the outstanding shares of each class entitled to vote, present in person or by proxy, constitutes a quorum for the conduct of business at the Annual Meeting. Abstentions and "broker non-votes" (as defined below) will be treated as shares present and entitled to vote for the purpose of determining the presence of a quorum.

        In the election of directors, the candidates receiving the highest number of votes entitled to vote thereon will be elected up to the number of directors to be elected, except for any directors elected solely by the holders of the Series B Preferred Stock. Section 2115 of the California Corporation Code (which is currently applicable to the Company), provides that a Stockholder may cumulate votes in the election of directors if the candidates' names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting prior to the voting of the stockholder's intent to cumulate the stockholder's votes, in which case all stockholders may cumulate their votes. Each other proposal described herein requires the affirmative vote of a majority of the aggregate number of outstanding shares of Common Stock and Series B Preferred Stock (voting on as-converted basis with the Common Stock) present in person or represented by a proxy at the Annual Meeting. Abstentions with respect to any proposal submitted to the Stockholders, other than the election of directors, will be included in the number of shares counted as being present for the purposes of voting on such proposal and, accordingly, will have the effect of a vote "AGAINST" such proposal. However, broker non-votes with respect to a proposal submitted to the Stockholders will not be included in the number of shares counted as being present for the purposes of voting on such proposal and, accordingly, have no effect on the approval of the proposal.

        Health Holdings and Botanicals, LLC ("Health Holdings"), which is controlled by Doyle & Boissiere Fund I, LLC, a Delaware limited liability company ("Doyle & Boissiere"), Mr. Anders Brag, and Taishan Holdings, Inc. ("Taishan Holdings"), owns over 50% of the shares of Common Stock outstanding on the Record Date. Westgate Equity Partners, L.P., which is controlled by Westgate Group, LLC, a Delaware limited liability company ("Westgate"), owns all of the Series B Preferred

Stock outstanding on the Record Date. Consequently, the presence of Health Holdings and Westgate at the Annual Meeting will be sufficient to constitute a quorum. Health Holdings and Westgate have informed the Company that they intend to vote their shares in favor of the nominees for the Board of Directors listed in this Proxy Statement. Because Health Holdings' and Westgate's shares represent more than 50% of the shares to be voted at the Annual Meeting, Health Holdings and Westgate will be able to elect the entire Board of Directors. Health Holdings and Westgate also have informed the Company that they intend to vote their shares in favor of each of the proposals described herein, and Health Holdings' and Westgate's votes will be sufficient to cause adoption of each such proposal.

        A Proxy for use at the Annual Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. Telegraphed, cabled or telecopied Proxies are also valid. You may revoke a Proxy at any time before it is exercised at the Annual Meeting by submitting a written revocation to the Secretary of the Company or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting.

        Unless revoked, the shares of Common Stock represented by Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, such shares of Common Stock will be voted "FOR" the election of the Board of Directors' nominees and "FOR" the appointment of BDO Seidman, LLP as the Company's independent auditors.

        Brokers holding Common Stock in "street name" that are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Stockholders. In the event any such broker has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker may give or authorize the giving of a Proxy to vote such Common Stock in his or her discretion as to the election of directors or the appointment of independent auditors. Certain other proposals, however, are non-discretionary, and brokers or nominees who have received no instructions from their clients do not have discretion to vote on such proposals without specific instructions from the beneficial owner. When a broker or nominee votes a client's shares on some but not all proposals, the missing votes are referred to as "broker non-votes." If you hold Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock "FOR" the election of the Board of Director's nominees and "FOR" the appointment of BDO Seidman, LLP as the Company's independent auditors.

        The Company has the discretion to exclude from the Proxy Statement for its annual meeting any stockholder proposal that was not submitted within 120 days before the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders. The Company mailed its proxy materials for the 2002 annual meeting on June 28, 2002 and, accordingly, the deadline for submission of proposals for this Proxy Statement was February 27, 2003. As of the date of this Proxy Statement, no stockholder proposals for the Annual Meeting have been received, and management is not aware of any other matters to be presented for motion at the Annual Meeting.

        The attached Proxy will confer discretionary authority to vote on stockholder proposal that was not submitted to the Company prior to February 27, 2003. If any other matters properly come before the annual meeting, including a motion to adjourn the annual meeting to another time or place in order to solicit additional proxies to support the recommendations of the Board of Directors, the Proxies solicited hereby will be voted by the Proxy holders in accordance with the recommendations of the Board of Directors. The Proxy holders will also have the authority to appoint a substitute nominee for any Board of Directors' nominee identified herein where death, illness or other circumstance arises which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

Security Ownership of Certain Beneficial Owners and Management

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Under those rules, if a person held options exercisable within 60 days of the Record Date, or convertible securities that could be converted into Common Stock within 60 days of the Record Date, the shares of Common Stock that could be obtained on exercise or conversion are included in that person's reported holdings and are treated as outstanding in computing that person's percentage of ownership, but are not treated as outstanding in computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Class of Stock	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Lionel P. Boissiere, Jr.	Common	41,054,267	(3)	92.2%
Jay W. Brown	Series B Preferred Common	47,182,271 51,585,745	(4) (5)	100.0 53.7	% %
William B. Doyle, Jr.	Common	41,054,267	(3)	92.2%
Robert V. Vitale	Series B Preferred Common	47,182,271 51,585,745	(4) (5)	100.0 53.7	% %
David Weil	Common	1,093,517	(6)	2.5%
Bill D. Stewart	Common	325,000	(7)	*
Lawrence Batina	Common	500		*
Health Holdings & Botanicals, LLC. 330 Primrose Rd., Suite 500 Burlingame, CA 94010	Common	41,054,267	(3)	92.2%
Westgate Equity Partners, L.P. One Magna Place, Suite 650 1401 South Brentwood Blvd. St. Louis, MO 63144	Series B Preferred Common	47,182,271 51,585,745	(4) (5)	100.0 53.7	% %
Executive officers and directors as a group (6 persons)	Series B Preferred Common	47,182,271 94,058,529	(4) (8)	100.0 97.9	% %

*
Less than 1%

(1)
Except as otherwise indicated, the address of each person named in the above table is in care of Naturade, Inc., 14370 Myford Road, Irvine, CA 92606.

(2)
Common Stock listed includes Series B Preferred Stock on as as-converted-to-Common Stock basis. Unless otherwise indicated, the listed beneficial owner has sole voting and investment power with respect to all shares beneficially owned, subject to community property law where applicable.

(3)
Includes 41,054,267 shares of Common Stock owned by Health Holdings. The common shares of Health Holdings are held by (i) Doyle & Boissiere Fund I, LLC, a Delaware limited liability company (of which Messrs. William B. Doyle, Jr. and Lionel P. Boissiere, Jr. directors of the Company, are principals and managing members), (ii) Mr. Anders Brag and (iii) Taishan Holdings,Inc.,a British Virgin Islands corporation (of which Messrs. William S. Doyle (no relation to William B. Doyle, Jr.) and Anders Brag hold equity interests). Messrs. William B. Doyle, Jr. and Lionel P. Boissiere, Jr. each disclaim beneficial ownership of the Company's Common Stock held by Health Holdings. The list of shares in their name in the table shall not be construed as an admission of beneficial ownership interest.

(4)
Total includes 13,540,723 shares of Series B Preferred Stock owned by Westgate Equity Partners, LLP and warrants to purchase an additional 33,641,548 shares of Series B Preferred Stock owned by Westgate Equity Partners, LLP, which are exercisable at any time until December 31, 2004. Mr. Brown and Mr. Vitale are [general partners] of Westgate Equity Partners, L.P. Westgate Equity Partners, L.P. is an affiliate of Westgate Group, LLC, of which Messrs. Brown and Vitale are principals. Messrs. Brown and Vitale each disclaim beneficial ownership of the Company's Common Stock and Series B Preferred Stock held by Westgate Equity Partners, L.P. The list of shares in their name in the table shall not be construed as an admission of beneficial ownership interest.

(5)
The number of Common Shares that would result if Westgate Equity Partners, L.P. had exercised all of its warrants to purchase Series B Preferred Stock on the Record Date, and converted all of those shares of Series B Preferred Stock as well as its currently owned shares into Common Stock on the Record Date. Each share of Series B Preferred Stock is convertible into a number of shares of Common Stock based on a formula set forth in the Certificate of Designation of Series B Preferred Stock. On the Record Date, each share of Series B Preferred Stock was convertible into 1.093329 shares of Common Stock.

(6)
Total includes 805,392 shares of Common Stock solely owned by Mr. Weil, 238,125 shares of Common Stock owned by a company of which Mr. Weil is a 50% owner, 50,000 shares of Common Stock which can be purchased under presently exercisable options.

(7)
Total includes 325,000 shares of Common Stock which can be purchased under presently exercisable options.

(8)
Total includes shares of Common Stock beneficially owned by Health Holdings and Common Stock beneficially owned by Westgate Equity Partners, L.P. See notes 3, 4 and 5 above. See also notes 6 and 7 above with respect to additional shares of Common Stock included in this total.

        The ownership percentages shown on the table above, which are calculated in accordance with the rules of the Securities and Exchange Commission, do not reflect actual voting power at the Annual Meeting. On the Record Date, 44,533,386 shares of Common Stock were outstanding. On the Record Date 13,540,723 shares of Series B Preferred Stock were convertible into 14,804,465 shares of Common Stock, and were entitled to vote on matters presented to the Stockholders on an as-converted-to-Common-Stock basis. Accordingly, shares outstanding on the Record Date represent a total of 59,337,851 votes to be cast at the Annual Meeting, of which the Common Stock owned by Health Holdings & Botanicals, LLC represents approximate 69.2% and the Series B Preferred Stock owned by Westgate Equity Partners, L.P. represents approximately 24.9%.

PROPOSAL 1

ELECTION OF DIRECTORS

Election of Directors

        The Bylaws of the Company provide that the Board of Directors shall consist of at least five and no more than seven directors, with the number of directors currently fixed at six by action of the Board of Directors. At the Annual Meeting, six persons are to be elected to the Board of Directors to serve until the next annual meeting of stockholders or until their successors have been elected and qualified. The Board of Directors has nominated Lionel P. Boissiere, Jr., Jay W. Brown, William B. Doyle, Jr., Bill D. Stewart, Robert V. Vitale and David Weil, each of whom currently is a member of the Board of Directors, for election at the Annual Meeting. Messrs. Brown and Vitale have been nominated to fill the seats that will be elected exclusively by the holders of the Series B Preferred Stock. The remaining nominees are for seats subject to election by all the Stockholders. All nominees have indicated their willingness to serve. It is intended that the Proxies solicited hereby will, unless such Proxies direct otherwise, be voted for the election as directors of the persons listed above. It is not expected that any of such persons will be unable to serve as a director, but if any nominee is unable to accept election, it is intended that shares represented by the Proxies will be voted by the Proxy holders for a substitute nominee selected by the Board of Directors.

        None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company and, except as set forth above, as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board of Directors.

        Provided a majority of the aggregate number of outstanding shares of Common Stock and Series B Preferred Stock are represented in person or by proxy at the Annual Meeting, thereby constituting a quorum, the four (4) individuals receiving the largest number of votes cast by the holders of the Common Stock and the Series B Preferred Stock voting on an as-converted basis (whether or not such votes represent a majority of the shares outstanding) will be elected as directors of the Company and the two additional persons receiving a majority of the votes cast by the holders of the Series B Preferred Stock will be elected as directors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
"FOR" THE NOMINEES.

Directors and Executive Officers

        The following table sets forth certain information concerning the directors and executive officers of the Company.

Name	Age	Position	Since
Lionel P. Boissiere, Jr.	45	Director	1997
Jay W. Brown	58	Director	2002
William B. Doyle, Jr.	44	Director	1997
Bill D. Stewart	61	Chief Executive Officer and Director	1998
Robert V. Vitale	37	Director	2002
David Weil	65	Director	1999
Stephen M. Kasprisin	49	Chief Financial Officer	March 2003

        LIONEL P. BOISSIERE, Jr. During the past seven years, Mr. Boissiere has been an investor and advisor to middle market companies. From 1993 through 1995, he was with Govett Ltd., and since 1995 Mr. Boissiere has been a Managing Member of Doyle & Boissiere LLC.

        JAY W. BROWN. For the last four years, Mr. Brown has been a principal with Westgate Group, LLC, to the general partner of Westgate Equity Partners, L.P. Prior to forming Westgate, Mr. Brown was a senior executive with the Ralston Purina Company, running several divisions of that multi-dimensional food and agribusiness company. From 1995 to 1998, Mr. Brown was President and Chief Executive Officer of Protein Technologies International, Inc., the world's largest supplier of soy-based protein to the food and paper processing industries. Prior to that, Mr. Brown was Chairman and Chief Executive Officer of Continental Baking Company from 1984 to 1995 and President of Van Camp Seafood Company from 1983 to 1984. Mr. Brown is a director of Jack-in-the-Box, Inc.

        WILLIAM B. DOYLE, Jr. Since 1995, Mr. Doyle has served as a Managing Member of Doyle & Boissiere LLC. Prior to such time, Mr. Doyle was with Govett Ltd. Mr. Doyle is an investor and an advisor to middle market companies.

        BILL D. STEWART. Mr. Stewart served from 1989 to 1997 as President of The Thompsons Minwax Company, a major producer of paints, stains and sealers. Mr. Stewart served as Vice President of Sales with Thompsons from 1986 to 1989. Prior to joining Thompsons, Mr. Stewart served for 16 years with Richardson Vicks, Inc., a pharmaceutical maker, in various capacities.

        ROBERT V. VITALE. Mr. Vitale is a principal with Westgate Group, LLC, the general partner of Westgate Equity Partners, L.P., with primary responsibility for acquisitions and divestitures. From 1994 to 1997, Mr. Vitale was a Vice President of Boatmen's Capital Markets and from 1997 to 1998 Vice President of NationsBank (after NationsBank's 1997 acquisition of Boatmen's). At Boatmen's and NationsBank, Mr. Vitale was responsible for corporate finance activities including private placements of senior and subordinated debt as well as multi-tiered bank debt financing. Previously, Mr. Vitale was a Senior Associate with KPMG Peat Marwick from 1988 to 1993 where he was responsible for merger and acquisition engagements. Mr. Vitale is a certified public accountant.

        DAVID WEIL. Mr. Weil has been an investor and advisor to early stage companies during the past five years. Mr. Weil currently serves as co-CEO of two private companies. Until June 1998, Mr. Weil also served as co-CEO of Frontline Capital, Inc., a broker-dealer which specialized in working with early stage companies. Mr. Weil holds engineering and law degrees from Washington University and an LLM degree from New York University.

        STEPHEN M. KASPRISIN. Mr. Kasprisin served as Chief Financial Officer of Outsource Merchandising Corporation, a distributor of consumer products to grocery and drug stores, from 1999 to 2001. From 1989 to 1999, he served as Chief Financial Officer of Acorn Products, Inc., a public consumer products manufacturer. Mr. Kasprisin is a Certified Public Accountant and was on the audit staff of Coopers & Lybrand now PriceWaterhouseCoopers from 1976 to 1980. He has a Bachelor of Arts from Baldwin-Wallace College, with a major in Business Administration.

Board Meetings and Committees

        During fiscal 2002, the Board of Directors of the Company held 4 meetings. None of the directors attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which they serve.

        In February 2002, the Company's Board of Directors created standing committees of audit, management compensation and acquisition.

        The Audit Committee, composed of Lionel P. Boissiere, Jr., Robert V. Vitale and David A. Weil, was formed to assist the Board of Directors in monitoring the accounting, auditing and financial reporting practices of the Company. The Audit Committee held 4 meetings during fiscal 2002 and.

        The Management Compensation Committee, composed of Lionel P. Boissiere, Jr., Jay W. Brown and Bill D. Stewart, was formed to review and recommend to the Board of Directors the compensation and other terms and conditions of employment of the executive officers of the Company, as well as incentive plan guidelines for Company employees generally. The Management Compensation Committee administers the Naturade, Inc. 1998 Incentive Stock Option Plan. The Management Compensation Committee did not hold a meeting during fiscal 2002.

        The Acquisition Committee, composed of Lionel P. Boissiere, Jr., William B. Doyle and Bill D. Stewart, was formed to assist the Company in evaluating potential acquisition targets. The Acquisition Committee did not hold a meeting during fiscal 2002.

Compensation of Directors

        All non-management directors except Messrs. Boissiere, Brown, Doyle and Vitale received directors' fees of $3,000 per board meeting and $1,500 per committee meeting attended, plus expenses.

Director Interlocks and Insider Participation

        Except for Mr. Stewart, none of the members of the Management Compensation Committee is or has been an employee of the Company.

        Mr. Boissiere, who serves on the Management Compensation Committee, and Mr. Doyle are managers and members of Doyle & Boissiere LLC ("D&B"). Under a Consulting Agreement between D&B and the Company, as long as affiliates of D&B own at least 25% of the outstanding equity interests of the Company, D&B will provide consulting services to the Company and receive a total annual fee of $300,000, payable quarterly. D&B has deferred receipt of $165,000 of its fees for fiscal 2002 for an indefinite period, and has waived the receipt of its entire consulting fee for fiscal 2003.

        Mr. Brown, who also serves on the Management Compensation Committee, and Mr. Vitale are managers and members of Westgate Group, LLC ("Westgate Group"), which is the general partner of Westgate. Under a Management Services Agreement between Westgate Group and the Company, as long as Westgate owns 10% or more of the voting stock of the Company, Mr. Vitale and Mr. Brown and two other principals of Westgate Group are to provide management services to the Company and the Company is to pay Westgate Group an annual fee of $100,000, payable quarterly. Westgate Group has agreed to waive its fees for fiscal 2003.

Other Executive Compensation Matters

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain "performance-based" compensation that has been approved by the Company's stockholders is not subject to the deduction limit. The Company's 1998 Stock Incentive Plan is intended to qualify so that awards under the plan constitute performance-based compensation not subject to Section 162(m) of the Code. All compensation paid to the Company's employees in fiscal 2002 will be fully deductible. With respect to compensation to be paid to the Company's executive officers in 2003 and in future years, in certain instances such compensation may exceed $1,000,000. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Board of Directors may approve compensation that is not deductible.

Report of the Audit Committee of the Board of Directors

        The Report of the Audit Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

REPORT OF THE AUDIT COMMITTEE

        The Board of Directors has created an Audit Committee comprised of three of the Company's directors. Each member of the Audit Committee is "independent" within the meaning of Rule 4200(a)(14) of the National Association of Securities Dealers. The Audit Committee assists the Board of Directors in monitoring the accounting, auditing and financial reporting practices of the Company.

        The Audit Committee operates under a written charter which was approved by the Board of Directors on May 2, 2002. A copy is attached to this Proxy Statement as Appendix A.

        During fiscal 2002, the Audit Committee of the Board of Directors of the Company held 4 meetings. None of the directors attended fewer than 75% of the aggregate number of meetings of the Audit Committee.

        Management is responsible for the preparation of the Company's financial statements and financial reporting process, including its system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:

    •
    Reviewed and discussed with management the audited financial statements contained in the Company's Annual Report on Form 10-K for fiscal 2002; and

    •
    Obtained from management their representation that the Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

        The independent auditors are responsible for performing an audit of the Company's financial statements in accordance with the auditing standards generally accepted in the United States and expressing an opinion on whether the Company's financial statements present fairly, in all material respects, the Company's financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee:

    •
    Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended ("Communication with Audit Committees");

    •
    Received and discussed with the independent auditors the written disclosures and the letter from the independent auditors required by Independent Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and

    •
    Reviewed and discussed with the independent auditors whether the rendering of any non-audit services provided by them to the Company during fiscal 2002 was compatible with their independence.

        In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company's financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's auditors are independent.

        Based upon the reviews and discussions described above, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Dated: April 7, 2003	THE AUDIT COMMITTEE
Lionel P. Boissiere, Jr. Robert V. Vitale David Weil

Report of the Management Compensation Committee of the Board of Directors

        The Report of the Management Compensation Committee of the Board of Directors shall not be deemed filed under the Securities Act of 1933 (the "Securities Act") or under the Securities Exchange Act of 1934 (the "Exchange Act").

REPORT OF THE MANAGEMENT COMPENSATION COMMITTEE

        The Management Compensation Committee (the "Committee") reviews and recommends to the Board of Directors the compensation and other terms and conditions of employment of the executive officers of the Company, as well as incentive plan guidelines for Company employees generally.

        The policies underlying the Committee's compensation decisions are designed to attract and retain the best-qualified management personnel available. The Company compensates its executive officers primarily through salaries. The Company, at its discretion, may, as it has in other years, reward executive officers through bonus programs based on profitability and other objectively measurable performance factors. Additionally, the Company uses stock options to compensate its executives and other key employees.

        In establishing executive compensation, the Committee evaluates individual performance as it impacts overall Company performance with particular focus on an individual's contribution to the realization of operating profits and the achievement of strategic business goals, including the timely development and introduction of products and the creation of markets in new geographic territories. The Committee further attempts to rationalize a particular executive's compensation with that of other executive officers of the Company in an effort to distribute compensation fairly among the executive officers.

        Although the components of executive compensation (salary, bonus and option grants) are reviewed separately, compensation decisions are made based on a review of total compensation. The number of shares covered by option grants is determined in the context of this review.

        The Committee did not hold any meetings during fiscal 2002 and there were no modifications to existing executive employment agreements, no options were granted and no bonuses or extraordinary compensation was paid.

Dated: June 16, 2003	THE MANAGEMENT COMPENSATION COMMITTEE
Lionel P. Boissiere, Jr. Jay w. Brown Bill D. Stewart

Certain Relationships and Related Transactions

  Private Equity Transaction

        On January 2, 2002, the Company sold to Westgate Equity Partners, L.P. ("Westgate") 13.5 million shares (the "Shares") of Series B Preferred Stock (the "Preferred Stock") for $2 million and warrants (the "Warrants") to purchase an additional 33.6 million shares of Series B Preferred Stock for $500,000 with an aggregate exercise price of $3.5 million (the "Private Equity Transaction") pursuant to the terms of a Securities Purchase Agreement dated as of December 20, 2001 (the "Purchase Agreement").

        After the completion of the Private Equity Transaction, Westgate asserted that the Company's representations and warranties concerning the Company's capitalization in the Purchase Agreement were inaccurate in that they omitted to disclose the fact that certain outstanding promissory notes of the Company in an amount of $252,345 (the "Convertible Notes") were convertible into shares of the Common Stock of the Company at the market price of the Common Stock on the date of conversion. Convertible Notes in the amount of $50,000 have been converted into 720,392 shares of Common Stock to date, and $202,345 in Convertible notes remain outstanding and were convertible into 3,679,000 shares as of the Record Date.

        The Company and Westgate have agreed to resolve this dispute by entering into a Consent and Mutual Release, dated as of April 14, 2003 (the "Consent and Release"). The Consent and Release provides for an adjustment to the conversion formula for the Series B Preferred Stock. If the Company issues, or is obligated to issue, more than 537,242 shares of Common Stock when the Convertible Notes are converted, the number of shares of Common Stock issuable on conversion of the Series B Preferred Stock will increase. The adjustment is intended to provide that if Westgate exercises all of its Warrants, the Common Stock issued on conversion of the Series B Preferred Stock will increase by 1.041 shares for each share of Common Stock issued or issuable on conversion of the Convertible Notes in excess of 537,242. The additional shares are referred to as "Antidulution Shares." The adjustment in the conversion price was accomplished by an amendment to the Certificate of Designation of the Series B Preferred Stock. In addition, the Company amended its Certificate of Incorporation to increase the authorized Common Stock from 100 million to 150 million shares to provide sufficient shares for any conversion of the Series B Preferred Stock and for general corporate purposes. The adjustment in the conversion price affects the voting rights of the Series B Preferred Stock, which generally votes on an as-converted-to-Common-Stock basis, and distribution rights of the Series B Preferred Stock.

        Under the Purchase Agreement, the Company cannot issue additional shares of voting Common Stock without the consent of Westgate. In the Consent and Release, Westgate consented to the issuance of options to purchase up to 1,250,000 shares of Common Stock, to be granted to employees in accordance with the Naturade, Inc. 1998 Incentive Stock Option Plan. In consideration of this consent, Health Holdings granted to Westgate an irrevocable proxy (the "Proxy") giving Westgate the power to vote 1.041 shares of Common Stock owned by Health Holdings for each share of Common Stock issued on exercise of the new options. The Proxy is exercisable only if Westgate exercises all of its Warrants.

        The Series B Preferred Stock bears dividends at a rate of 10% per annum, which will accumulate and compound semi-annually if not paid in cash. On the seventh anniversary of its issuance, the Series B Preferred Stock will be automatically redeemed by the Company at the original issuance price plus accrued and unpaid dividends, provided the Company is legally able to do so. The holders of the Series B Preferred Stock are entitled to vote on an as-converted basis with the holders of the Common Stock on all matters submitted to the stockholders. In addition, the holders of the Series B Preferred Stock voting as a separate class are entitled to elect two additional directors. The holders of the Series B Preferred Stock have elected Messrs. Brown and Vitale, principals of Westgate, to the Board of Directors.

        The Company may redeem the Series B Preferred Stock at any time prior to December 31, 2004 if the Company receives a bona fide offer from a third party to invest equity capital in the Company and the holders of the Series B Preferred Stock do not make a Qualified Counter Offer. A "Qualified Counter Offer" is a written offer for an equity investment in the Company that will yield gross proceeds in excess of the third party's offer (but need not exceed $3,500,000), and which either (A) is accomplished through the exercise of some or all of the Warrants, or (B) will provide capital on the same or better terms as the third party offer.

        As part of the Private Equity Transaction, Health Holdings converted all of the Company's outstanding debt to Health Holdings in an amount of approximately $5,316,000, and surrendered all of Health Holdings' Series A Convertible Preferred Stock, comprising approximately 1,250,000 million shares, for cancellation without conversion, in exchange for 35,989,855 shares of the Company's Common Stock. In addition, the warrants held by Health Holdings to purchase up to 600,000 shares of Common Stock have been modified to be exercisable for non-voting Common Stock at an exercise price of $1 per share.

        If Westgate exercises the Warrants in full, Westgate would hold a total of 47,182,271 shares of Series B Convertible Preferred Stock, which would be convertible into the same number of shares of Common Stock (subject to adjustment to prevent dilution), plus the Antidilution Shares based on shares issued or issuable on conversion of the Convertible Notes. The total of the shares issued on such a conversion will equal approximately 51% of the Company's outstanding Common Stock on a fully diluted basis on the date of conversion. Furthermore, the Company has agreed not to issue additional voting securities without Westgate's consent, except on the exercise of outstanding options to purchase Common Stock. The Company also entered into a Management Services Agreement, under which certain principals of Westgate or its affiliates will provide management and consulting services to the Company and amended and extended the employment agreements with the Company's Chief Executive Officer.

Loan Agreement

        The Company has entered into a loan agreement, dated April 14, 2003 (the "Loan Agreement"), whereby a group currently comprised of Health Holdings and David A. Weil (the "Lender Group"), may lend up to $750,000 to the Company. The funds will be used for working capital and general corporate purposes. An initial advance of $450,000 has been made and additional advances, if any, will be at the sole discretion of the Lender Group. The loans will be evidenced by secured promissory notes issued to the Lender Group, which will be secured by a lien on all of the assets of the Company. The notes will bear interest at an annual rate of 15%, payable quarterly, with a rate of 17% on interest payments that are not made on time. Principal and any unpaid interest will be due and payable on December 31, 2004. The notes are not convertible into equity securities.

        The obligations of the Company under the Loan Agreement and the related lien are subordinated to the interest of Wells Fargo Business Credit, Inc. ("Wells Fargo") under the Credit and Security Agreement between the Company and Wells Fargo dated as of February 27, 2000 (as amended) (the "Credit Agreement"). The Loan Agreement does not have any financial covenants, but events of default include (i) the failure to pay interest or principal when due, (ii) the Company's bankruptcy, receivership or general inability to pay its debts when due, (iii) the Company's default on any other obligation (other than to Wells Fargo) and the expiration of any cure period, and (iv) the acceleration of the Company's indebtedness to any other party, if not waived, rescinded or reversed within 30 days. Any of these events of default will give the Lender Group the right to accelerate the notes and declare them immediately payable in full.

        The Company was required to obtain the consent of Westgate, as holder of the Series B Preferred Stock, to the Loan Agreement. In consideration of the extension of credit by the Lender Group,

Westgate agreed to waive the accrual of preferential dividends on the Series B Preferred Stock during 2003.

  Consulting Agreement

        The Company is committed to a Consulting Agreement with Doyle & Boissiere LLC ("D&B"), an affiliate of Health Holdings, Mr. Doyle and Mr. Boissiere are general partners of D&B. D&B will receive a total annual fee of $300,000 payable quarterly. The agreement is automatically renewable for successive one-year terms so long as Health Holdings or any of its affiliates owns 25% or more of the Company. D&B elected to defer approximately $165,000 of its fiscal 2002 fees for an indefinite period of time. In addition, D&B has agreed to waive its fees for fiscal 2003.

  Management Services Agreement

        The Company is committed to a Management Services Agreement, under which four principals of Westgate Group, LLC, including Mr. Vitale and Mr. Brown will provide management and consulting services to the Company and will receive a total annual fee of $100,000, payable quarterly. Westgate Group, LLC is the general partner of Westgate. Westgate Group LLC has agreed to waive its fees for fiscal 2003.

Executive Compensation

        The following table sets forth the annual compensation paid or accrued by the Company during the fiscal years ended December 31, 2002, 2001 and 2000 to its Chief Executive Officer and each of the other four most highly compensated executive officers whose compensation exceeded $100,000 during the last fiscal year ("the named executive officers") for services to the Company in all capacities, including cash and issuance of securities.

Summary Compensation Table

Long Term Compensation
	Annual Compensation				Awards			Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SAR ($)		LTIP Payouts ($)	All Other Compensation(5)
Bill Stewart, Chief Executive Officer(1)	12/31/00 12/31/01 12/31/02	200,000 218,667 225,000	— — —	12,000 30,000 —	— — —	60,000 50,000 —	(3) (3)	— — —	16,121 16,124 15,114	(6) (6) (6)
Lawrence Batina, Chief Financial Officer and Chief Operating Officer(2)	12/31/00 12/31/01 12/31/02	144,996 151,830 166,000	— — —	— — —	— — —	15,000 15,000 —	(4) (4)	— — —	1,184 1,594 1,640	(7) (7) (7)

(1)
For a description of the employment agreements between certain named executive officers and the Company, see "Employment Agreements."

(2)
Mr. Batina resigned as the Chief Financial Officer and Chief Operating Officer as of February 21, 2003.

(3)
Such amounts represent stock options which were granted by the Company to Mr. Stewart during 2000 with an exercise price of $0.875 per share and 2001 with an exercise price of $0.44 per share. On January 2, 2002, these options were repriced to $0.1477 per share, the purchase price in the Private Equity Transaction, and fully vested. They expire seven years from the initial grant date.

(4)
Such amounts represent stock options that were granted by the Company to Mr. Batina during 2000 with an exercise price of $0.875 per share and 2001 with an exercise price of $0.4375 per share. These options vest in four equal annual installments at the anniversary date of the initial grant date and expire seven years from the initial grant date. As a result of Mr. Batina's resignation on February 21, 2003, these options expired on May 21, 2003.

(5)
In addition, Mr. Stewart and Mr. Batina participated with other full-time employees in the Company's group health and life insurance program.

(6)
Such amount represents automobile lease payments and life insurance premiums, respectively, paid on behalf of Mr. Stewart.

(7)
Such amount represents the Company's contributions to the Company's 401(k) Plan and life insurance premiums, paid on behalf of Mr. Batina.

Options/SAR Grants In Last Fiscal Year

        No options were granted to officers or directors during fiscal 2002.

Report on Repricing of Options (and SARs)

        In December 2001, the Board of Directors recognized the extraordinary efforts Mr. Stewart had made to consummate the Private Equity Transaction and to implement the Company's new business strategy. The Board further desired to provide Mr. Stewart with incentives for continued service to the Company and an opportunity to participate in the Company's future success. In light of the recent trading prices of the Company's Common Stock, the Board determined that Mr. Stewart's stock options, then having exercise prices of $1.13 per share, $0.875 per share and $0.4375 per share, were unlikely to provide such incentives, even if the Company's performance began to improve as a result of his efforts. Accordingly, the Board decided that it was in the best interest of the Company and its stockholders to reduce the exercise price of Mr. Stewart's options. The Board further decided that an appropriate exercise price was the purchase price of the Series B Preferred Stock (on an as-converted-to-Common-Stock basis) that had been negotiated with Westgate in the Private Equity Transaction, which was $0.1477 per share. The repricing took effect on January 2, 2002, the effective date of the Private Equity Transaction.

Submitted on behalf of the Board of Directors:

Lionel P. Boissiere, Jr.
Jay W. Brown
William B. Doyle, Jr.
Robert V. Vitale
David Weil

Ten-Year Option/SAR Repricings

Name	Date	Number of securities underlying options/SARs repriced or amended (#)	Market Price of stock at time of repricing or amendment ($)	Exercise price at time of repricing or amendment ($)	New exercise price ($)	Length of original option term remaining at date of repricing or amendment
Bill D. Stewart Chief Executive Officer	10/14/99 1/2/02 1/2/02 1/2/02	255,000 255,000 60,000 50,000	1.03 0.40 0.40 0.40	4.00 1.13 0.875 0.44	1.13 0.1477 0.1477 0.1477	65 mos 38 mos 61 mos 71 mos
Lawrence J. Batina, Chief Financial Officer	10/14/99	100,000	1.03	2.37	1.13	41 mos
Mindy Paris, Vice President Sales, Health Food	10/14/99	6,000	1.03	3.75	1.13	22 mos

(1)
As a result of Mr. Batina's resignation on February 21, 2003, these options expired on May 21, 2003.

        The following table sets forth certain information concerning the unexercised options held by the named executive officers as of December 31, 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End

		Number of Securities Underlying Unexercised Options/SARs at FY-End(#)		Value of Unexercised In-the-Money Options/SARs at FY-End($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Bill Stewart	—	—	365,000/0	$0/$0
Lawrence Batina (2)	—	—	86,250/43,750	$0/$0

(1)
The value of unexercised "in-the-money" options is the difference between the closing sale price of Common Stock on December 31, 2002 ($0.06 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

(2)
Pursuant to Mr. Batina's resignation on February 21, 2003, these options expired on May 21, 2003.

Incentive Stock Option Plan

        In 1998, the Company adopted the 1998 Incentive Stock Option Plan (the "Incentive Plan"). The Incentive Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The purpose of the Incentive Plan is to enable the Company to attract, retain and motivate its employees by providing for performance-based benefits. At the 2000 annual stockholders' meeting, the number of shares of the Company's Common Stock that may be subject to awards granted under the Incentive Plan was increased to 850,000. At the 2001 annual stockholders' meeting, the number was further increased to 2,000,000. As of June 27,2003, under the Incentive Plan there were 594,500 shares of the Company's Common Stock subject to outstanding options, of which 486,375 shares (subject to adjustment to prevent dilution) had vested.

        The Management Compensation Committee of the Board of Directors administers the Incentive Plan. The Management Compensation Committee has the power to construe and interpret the Incentive Plan and, subject to provisions of the Incentive Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms and conditions of such award. The exercise of stock options under the Incentive Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant and in some cases may not be less that 110% of fair market value. The maximum term of the Incentive Plan is ten years, except that the Board of Directors may terminate the Incentive Plan earlier. The term of each individual award will depend upon the written agreement between the Company and the grantee setting forth the terms of the awards.

        In addition to options issued under the Incentive Plan, options to purchase 87,500 shares of Common Stock have been issued to directors and a consultant of the Company.

Employment Agreements

        On February 18, 1998, the Company and Bill D. Stewart entered into an employment agreement under which the Company retained Mr. Stewart as Chief Executive Officer and a member of the Company's Board of Directors for an initial term of 48 months. Under the employment agreement, as amended, Mr. Stewart receives an annual salary of $225,000, automobile lease payments and life insurance payable as directed by Mr. Stewart.

        On March 2, 1998, the Company granted to Bill D. Stewart, pursuant to the Incentive Plan, options to acquire up to 255,000 shares of Common Stock at $4.05 per share (the average closing bid price of the shares of Common Stock on the OTC Bulletin Board as quoted by Bloomberg, LP for the five day trading period ending March 2, 1998). These options were repriced to 110% of the market price of the Common Stock on October 14, 1999 ($1.13). On February 1, 2000, the Company granted Mr. Stewart, pursuant to the Incentive Plan, options to acquire up to 60,000 shares of Common Stock as $0.875 per share (the closing bid price of the shares of Common Stock on the OTC Bulletin Board as quoted by Bloomberg, LP). Furthermore, on January 26, 2000, the Company granted to Mr. Stewart, pursuant to the Incentive Plan, options to acquire up to 60,000 shares of Common Stock at $0.875 per share (the closing bid price of the shares of Common Stock on the OTC Bulletin Board as quoted by Bloomberg, L.P.). In addition, on January 26, 2001, the Company granted to Mr. Stewart, pursuant to the Incentive Plan, options to acquire up to 50,000 shares of Common Stock at $0.44 per share (the closing bid price of the shares on the OTC Bulletin Board, as quoted by Bloomberg L.P.). All options were to vest in four equal portions on each of the first four anniversaries of the grant date, subject to any limitations on exercise contained in the Incentive Plan and provided that the term of Mr. Stewart's employment agreement with the Company shall not have ended prior to such anniversary. In the event of any sale of the Company (including, pursuant to either a tender offer or a merger or the Company that results in the shareholders of the Company holding less than fifty percent (50%) of the stock of the surviving corporation) during such term, subject to certain limitations, all of Mr. Stewart's options not then vested were to immediately vest.

        As part of the Private Equity Transaction described more fully under "Certain Relationships and Related Transactions," on January 2, 2002 the employment agreement with Mr. Stewart was amended and restated to allow for the immediate vesting of options to purchase 365,000 shares of Common Stock, 297,500 of which would have vested by March 2, 2002, the four-year anniversary of the original employment agreement, at an exercise price reduced to $0.1477 per share, the purchase price in the Private Equity Transaction. The amended and restated employment agreement also reconfirmed the understanding that all options become fully vested in the event of any sale of the Company and extended the term of employment to December 31, 2003.

        In February 1999, Mr. Batina entered into an employment agreement with the Company which could be terminated without cause by either party upon 30 days' notice. Pursuant to the employment agreement, as amended, Mr. Batina was entitled to a base salary of $166,000 per year and a bonus of up to 30% of his base salary. In addition, Mr. Batina was granted options to purchase up to 100,000 shares of Common Stock, which options were to vest in equal annual amounts on each of the first four anniversaries of his employment. These options were repriced to 110% of the market price of the Common Stock on October 14, 1999 ($1.13). On February 1, 2000, the Company granted Mr. Batina, pursuant to the Incentive Plan, options to acquire up to 15,000 shares of Common Stock at $0.875 per share (the closing bid price of the shares of Common stock on the OTC Bulletin Board, as quoted by Bloomberg, LP). In addition, on March 9, 2001, the Company granted Mr. Batina, pursuant to the Incentive Plan, options to acquire up to 15,000 shares of Common Stock at $0.4375 per share (the closing bid price of the shares of Common stock on the OTC Bulletin Board, as quoted by Bloomberg, LP). Mr. Batina resigned as of February 21, 2003, thereby terminating his employment agreement with the Company. As a result of to Mr. Batina's resignation on February 21, 2003, these options expired on May 21, 2003.

        The Company also provides to its employees (including Mr. Stewart and Mr. Batina) medical insurance and other customary employee benefits.

401(k) Plan

        The Company maintains a 401(k) profit sharing plan ("401(k) Plan") for the benefit of all employees who meet certain age and length of service requirements. The 401(k) Plan provides for Company mandatory matching contributions equal to 25% of each employee participant's contribution not to exceed 6% of the employee participant's compensation.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

        The Company has retained BDO Seidman, LLP as its independent auditors for the year ended December 31, 2003. Although the appointment of BDO Seidman, LLP is not required to be submitted to a vote of the stockholders, the Board of Directors believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment for the current fiscal year. Ratification of the proposal requires the affirmative vote of a majority of the aggregate number of shares of Common Stock and Series B Preferred Stock represented and voting at the Annual Meeting. In the event a majority of the votes cast at the Annual Meeting are not voted in favor of the appointment, the Board of Directors will reconsider its selection.

Audit Fees

        Fees billed to the Company by BDO Seidman, LLP for audit services rendered during fiscal 2002 were $94,805.

Financial and Information Systems Design and Implementation Fees

        During the fiscal year ended December 31, 2002, there were no fees billed by BDO Seidman for financial and information systems design and implementation services.

All Other Fees

        During the fiscal year ended December 31, 2002, the aggregate fees billed by BDO Seidman for professional services other than audit and information technology services was approximately $10,000 relating to domestic tax compliance and consulting.

        The Audit Committee in reliance on management and the independent auditors, determined that the provision of these services is compatible with maintaining the independence of BDO Seidman, LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
RATIFICATION OF BDO SEIDMAN, LLP AS AUDITORS.

PROPOSALS OF STOCKHOLDERS

        Under certain circumstances, stockholders are entitled to present proposals at stockholders meetings. Any such proposal to be included in the proxy statement for the Company's 2004 annual meeting of stockholders must be submitted to the Company by a stockholder prior to February 28, 2004, in a form that complies with applicable regulations.

ANNUAL REPORT ON FORM 10-K

        The Company's annual report to stockholders for the fiscal year ended December 31, 2002 accompanies this Proxy Statement. The annual report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of BDO Seidman, LLP, the Company's independent auditors for that year.

        THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 2002, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO NATURADE, INC., CHIEF FINANCIAL OFFICER, 14370 MYFORD ROAD, CA 92606. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE ON THE SEC WEBSITE AT WWW.SEC.GOV.

OTHER MATTERS

        The Board of Directors does not know of any matters which will be presented for consideration at the Annual Meeting other than those referred to in the Notice of Annual Meeting. If, however, any such matters should come before the Annual Meeting, the persons named in the enclosed Proxy will vote the shares covered by the Proxy in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.

        STOCKHOLDERS ARE URGED TO IMMEDIATELY SPECIFY THEIR CHOICES AND DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

By Order of the Board of Directors,

NATURADE, INC.

/s/ STEPHEN M. KASPRISIN Stephen M. Kasprisin, Secretary
Irvine, California June 27, 2003

Appendix A

Charter of the Audit Committee of the Board of Directors

        The Audit Committee is appointed by the Board to assist the Board in monitoring 1) the integrity of the financial statements of the Company, 2) the compliance by the Company with legal and regulatory requirements, 3) the independence and performance of the Company's external auditors, and 4) the quality of the Company's accounting principles.

        The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ Stock Market, Inc. The members of the Audit Committee shall be appointed by the Board.

        The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

        The Audit Committee shall meet at least four times per year and make regular reports to the Board.

The Audit Committee shall have the authority to:

  1.
  Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  2.
  Review management's recommendation regarding the appointment of, fees paid to and scope of services provided by the independent auditor, which firm is ultimately accountable to the Board.

  3.
  Review management's evaluation of the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board evaluate the appropriateness of retaining the incumbent independent auditor.

  4.
  Receive periodic reports from management regarding the planning and staffing of the audit.

  5.
  Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, and take or recommend that the Board take appropriate action to oversee the independence of the auditor.

  6.
  Obtain from the independent auditor assurance that remedial action under Section 10A of the Securities Exchange Act of 1934 has not been implicated.

  7.
  Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

  8.
  Review with the independent auditor any problems or difficulties the auditor may have encountered and confer with the Board in regards to any management letter provided to the Board by the auditor and the Board's response to that management letter.

  9.
  Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could materially affect the Company's financial statements.

  10.
  Review any analyses prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

  11.
  Review with management and the independent auditor the Company's quarterly and annual financial statements prior to the filing of its Forms 10-Q and 10-K.

  12.
  Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  13.
  Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

  14.
  Meet with the Company's legal counsel to review legal matters that may have a material impact on the financial statement, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

  15.
  Advise the Board from time to time with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's code of conduct.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's code of conduct.

Each stockholder whether or not he or she expects to be present in person at the Annual Meeting, is requested to SIGN, DATE AND RETURN THE ENCLOSED proxy in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

NATURADE, INC.
PROXY SOLICITED ON BEHALF OF BOARD OF
DIRECTORS FOR ANNUAL MEETING OF
STOCKHOLDERS ON JULY 31, 2003.

The undersigned hereby constitutes and appoint BILL D. STEWART severally, with full power of substitution, attorneys and proxies to the undersigned to represent the undersigned and vote all shares of the Company's Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's headquarters at 14370 Myford Road, Irvine, California 92606, on July 31, 2003, at 9:00 A.M. California time, and at any postponement or adjournment thereof, in the following manner:

1.     ELECTION OF DIRECTORS

FOR all nominees listed below except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for the nominees listed below
(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box next to the nominee's name below.)
Lionel P. Boissiere, Jr.	Bill D. Stewart
William B. Doyle, Jr.	David A. Weil

2.     RATIFICATION OF APPOINTMENT OF BDO SEIDMAN, LLP as AUDITORS

For ☐	Against ☐	Abstain ☐

3.     IN ACCORDANCE WITH THEIR BEST JUDGMENT with respect to any matter which may properly come before the meeting or any postponements or adjournment.

If no direction is made, this proxy will be voted for Proposals 1 and 2.

Please sign exactly as name appears below. When shares are held in joint account, each owner should sign. When signing as attorney, trustee, executor, etc., so indicate. If corporation, please sign full corporate name by authorized officer. If partnership, sign in full partnership name by authorized person.

	Date:	, 2003

Signed:

Number of Shares Held:	Signed:

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF AUDITORS
Appendix A Charter of the Audit Committee of the Board of Directors
PROXY